SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 1, 2003

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (651) 639-8035

Not Applicable

(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Item 5.    Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of Diametrics Medical, Inc.’s announcement that it received a notice from The Nasdaq Stock Market, indicating that, following a review of the appeal presented by the Company on
June 5, 2003, the Nasdaq Listing Qualifications Panel has determined to delist the Company’s common stock from The Nasdaq SmallCap Market effective with the open of business on Wednesday, July 2, 2003. The notice also indicated that the Company’s securities will be immediately eligible to trade on the OTC Bulletin Board effective with the open of business on July 2, 2003 under the symbol DMED.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated July 1, 2003

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2003

DIAMETRICS MEDICAL, INC.

By:	/S/ LAURENCE L. BETTERLEY
Laurence L. Betterley Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 1, 2003

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